Exhibit 99.1

Chondrial Therapeutics and Zafgen Complete Merger and Begin Operating as Larimar Therapeutics

May 29, 2020

- Shares of combined company to commence trading on Nasdaq Global Market under the symbol “LRMR” on May 29, 2020

- Company signed $80 million in private placement financing with biotechnology focused institutional investors

- New Board Chair, Chief Medical Officer and Chief Financial Officer appointed

Bala Cynwyd, PA—May 29, 2020 – Chondrial Therapeutics, Inc., a clinical-stage biotechnology company focused on developing treatments for complex rare diseases, today announced the completion of its reverse merger with Zafgen, Inc. (Nasdaq:ZFGN). The combined, publicly traded clinical-stage biotechnology company will operate under the name Larimar Therapeutics, Inc. and its shares will commence trading on the Nasdaq Global Market on May 29, 2020, under the ticker symbol “LRMR.”

The combined company also announced it has secured funding commitments in a private placement financing of common stock (or pre-funded warrants to purchase common stock in lieu thereof) for $80 million of gross proceeds before placement agent fees and expenses. The financing is being led by Cowen Healthcare Investments, and includes participation from biotechnology specialist funds Acuta Capital, funds managed by Janus Henderson Investors, Logos Capital, OrbiMed, RA Capital Management, and Vivo Capital, along with other healthcare-focused institutional investors. Along with the company’s largest existing investor, Deerfield Management, the new investors in the financing create a strong institutional shareholder base for the company.

Together with approximately $40 million in cash on Zafgen’s balance sheet at the time of the merger, the combined company has approximately $116 million in cash.

On May 28, 2020, prior to the consummation of the merger, Zafgen effected a one-for-twelve reverse stock split. All issued and outstanding shares of common stock of Zafgen were subject to the reverse stock split. No fractional shares will be issued in connection with the reverse stock split. Instead, cash will be paid in lieu of fractional shares. Upon completion of the merger, taking into consideration the reverse stock split, the holder of shares of Chondrial capital stock outstanding immediately prior to the merger received 6,091,250 shares of Zafgen common stock.

Larimar will issue approximately 6,734,006 shares of common stock (or pre-funded warrants to purchase common stock in lieu thereof) in the private placement. The shares and pre-funded warrants are being sold at a price of $11.88 and $11.87, respectively. Each pre-funded warrant will have an exercise price of $0.01 per share and will be exercisable immediately. The private placement is expected to close on June 1, 2020.

“We are excited to complete this merger and become a publicy traded company as we develop treatments for complex rare diseases using our novel cell penetrating peptide technology platform,” said Carole Ben-Maimon, MD, President and Chief Executive Officer of Larimar Therapeutics. “We believe our lead product candidate, CTI-1601, has the potential to become the first frataxin replacement therapy for patients with Friedreich’s ataxia. We are honored to have the support of both Chondrial’s and Zafgen’s existing shareholders, as well as new support from such a strong and respected syndicate of investors. We are also pleased to welcome our new directors and leadership team members, whose guidance will be instrumental as we transition to a publicly traded company and continue to advance CTI-1601’s clinical development as a potential treatment for patients with Friedreich’s ataxia, a rare disease which currently has no approved medical treatment options.”

MTS Securities, LLC, an affiliate of MTS Health Partners, is acting as exclusive placement agent in the financing. Pepper Hamilton LLP acted as Chondrial’s legal counsel in the merger and private placement.

A Current Report on Form 8-K containing more detailed information regarding the merger transaction and the company’s financing will be filed with the Securities and Exchange Commission.

Board of Directors and Leadership Team Updates

Larimar has announced the appointment of Joseph Truitt as Chair of its Board of Directors. Mr. Truitt currently serves as Chief Executive Officer and a board member of Biospecifics Technologies Corporation. Prior to joining Biospecifics, he was Chief Executive Officer of Achillion Pharmaceuticals, Inc. Larimar’s board of directors also includes Peter Barrett, PhD, Thomas O. Daniel, MD, and Frank E. Thomas, who join from Zafgen’s board of directors, and Carole S. Ben-Maimon, MD, Jonathan Leff, and Tom Hamilton who join from Chondrial’s board of directors.

In addition, the company has appointed Nancy Ruiz, MD, FACP, FIDSA, as Chief Medical Officer. Dr. Ruiz brings more than 20 years of global experience in all phases of clinical development and medical affairs. Prior to joining Larimar, she was Vice President of Clinical Development and Head of Drug Safety at Prolong Pharmaceuticals.

Larimar has also appointed Michael Celano as Chief Financial Officer. Mr. Celano is a seasoned life science business leader with a broad skill set including capital raising, creative financing structures, investor relations, business development and SEC compliance. He spent more than 15 years as Chief Operating Officer, Chief Financial Officer and a board member of multiple high-growth life science companies.

About CTI-1601

CTI-1601 is a recombinant fusion protein intended to deliver human frataxin into the mitochondria of patients with Friedreich’s ataxia (FA) who are unable to produce enough of this essential protein. Currently in a Phase 1 clinical trial, CTI-1601 has been granted Rare Pediatric Disease designation, Fast Track designation and Orphan Drug designation by the U.S. Food and Drug Administration (FDA). To date, two cohorts of patients have completed the single ascending dose (SAD) Phase 1 clinical trial. Larimar is working to initiate the third cohort in the SAD clinical trial, which is delayed due to the continued impact of the COVID-19 pandemic. Topline results from the Phase 1 clinical program are planned for the first half of 2021.

About Friedreich’s ataxia

Friedreich’s ataxia (FA) is a rare, progressive, multi-symptom genetic disease that typically presents in mid-childhood and affects the functioning of multiple organs and systems. The most common inherited ataxia, FA is a debilitating neurodegenerative disease resulting in multiple symptoms including progressive neurologic and cardiac dysfunction – poor coordination of legs and arms, progressive loss of the ability to walk, generalized weakness, loss of sensation, scoliosis, diabetes and cardiomyopathy as well as impaired vision, hearing and speech. FA affects an estimated 4,000-5,000 individuals living in the United States and between 18,000 and 20,000 patients in the European Union. FA results from a deficiency of the mitochondrial protein, frataxin (FXN), which is found in cells throughout the body. To date, there are no medical treatment options approved for patients with FA.

About Larimar Therapeutics

Larimar Therapeutics, Inc. (Nasdaq:LRMR), is a clinical-stage biotechnology company focused on developing treatments for complex rare diseases. The company’s lead compound, CTI-1601, is currently being evaluated in a Phase 1 clinical program as a potential treatment for Friedreich’s ataxia, a rare and progressive genetic disease. Larimar also plans to use its intracellular delivery platform to design other fusion proteins to target additional rare diseases characterized by deficiencies in intracellular bioactive compounds. For more information, please visit: https://larimartx.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on Larimar’s management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including but not limited to statements regarding the potential benefits of the merger, the use of proceeds of the private placement, Larimar’s ability to develop and commercialize CTI-1601 and other planned product candidates, Larimar’s planned research and development efforts, and other matters regarding Larimar’s business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors include, among others, Larimar’s ability to achieve the anticipated benefits of the merger; the success, cost and timing of Larimar’s product development activities, studies and clinical trials; the ongoing impact of the COVID-19 pandemic on Larimar’s clinical trial timelines, ability to raise additional capital and general economic conditions; Larimar’s ability to optimize and scale CTI-1601’s manufacturing process; Larimar’s ability to obtain regulatory approval for CTI-1601 and future product candidates; Larimar’s ability to develop sales and marketing capabilities, whether alone or with potential future collaborators, and successfully commercialize any approved product candidates; Larimar’s ability to raise the necessary capital to conduct its product development activities; and other risks described in the filings made by Zafgen with the Securities and Exchange Commission (SEC), including but not limited to the Definitive Proxy Statement relating to the merger filed on April 29, 2020, and Larimar’s subsequent periodic reports, including the annual report on Form

10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. These forward-looking statements are based on a combination of facts and factors currently known by Larimar and its projections of the future, about which it cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent views as of the date hereof. Larimar undertakes no obligation to update any forward-looking statements for any reason, except as required by law.

Investor Contact:

John Woolford

Westwicke

john.woolford@westwicke.com

443-213-0506

Media Contact:

Gina Cestari

6 Degrees

(917) 797-7904

gcestari@6degreespr.com

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